Tidal Trust V 485BPOS

Exhibit 99(h)(ii)(1)

FIRST AMENDMENT TO THE

FUND ACCOUNTING SERVICING AGREEMENT

THIS FIRST AMENDMENT effective as of the last date on the signature block (the “Effective Date”), to the Fund Accounting Servicing Agreement dated as of December 16, 2025 (the “Agreement”), is entered into by and between TIDAL TRUST V, a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“USBGFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to update Exhibit A to

Add the following funds:

●	Defiance Compute ETF
●	Defiance Global Foundries ETF
●	Defiance Korea AI ETF
●	Defiance Situational Awareness Select ETF
●	Defiance Small Modular Reactor ETF

WHEREAS, Section 15(e) of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date last written below.

TIDAL TRUST V		U.S. BANCORP FUND SERVICES, LLC

By:	/s/Joel Weiss	By:	/s/Elizabeth Scalf

Name:	Joel Weiss	Name:	Elizabeth Scalf

Title:	Principal Executive Officer	Title:	Senior Vice President

Date:	7/29/2026	Date:	7/29/2026

Exhibit A to the Fund Accounting Servicing Agreement

Separate Series of Tidal Trust V

Name of ETF Series

RoboTaxi ETF

Defiance Compute ETF

Defiance Global Foundries ETF

Defiance Korea AI ETF

Defiance Situational Awareness Select ETF

Defiance Small Modular Reactor ETF

Name of Mutual Fund Series

2